UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): November 12, 2021 MEREDITH CORPORATION (Exact name of registrant as specified in its charter) Iowa 001-05128 42-0410230 (State or other jurisdiction of incorporation or organization) (Commission File Number) (I.R.S. Employer Identification No.) 1716 Locust Street, Des Moines, Iowa 50309-3023 (Address of principal executive offices) (ZIP Code) Registrant’s telephone number, including area code: (515) 284-3000 Former name or former address, if changed since last report: Not applicable Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) ☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act: Title of each class Trading Symbol Name of each exchange on which registered Common Stock, par value $1 MDP New York Stock Exchange Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ¨

Item 8.01 Other Events On May 3, 2021, Meredith Corporation ("Meredith") reported that it had entered into an Agreement and Plan of Merger ("Merger Agreement"), as amended June 2, 2021 and October 6, 2021, with Gray Television, Inc., a Georgia corporation ("Gray"), and Gray Hawkeye Stations, Inc., a Delaware corporation and wholly-owned subsidiary of Gray ("Merger Sub"). Meredith is filing this Form 8-K to provide unaudited pro forma consolidated financial statements and accompanying notes of Meredith and its subsidiaries related to the transactions contemplated by the Merger Agreement. These financial statements and accompanying notes are included in Exhibit 99 filed herewith and incorporated by reference into this Item 8.01 and reflect adjustments to Meredith's historical financial information to depict the sale of its local media group segment to Merger Sub. This sale will be effected by (i) a spin-off and distribution, in which Meredith shareholders will receive on a one-for-one basis shares of Meredith Holdings Corporation, a wholly-owned subsidiary of Meredith ("NMG SpinCo"), which will hold Meredith's digital and magazine businesses, the MNI and PeopleTV businesses, and corporate operations, followed immediately by (ii) the merger of Meredith, holding the assets of the local media group segment, with Merger Sub. Item 9.01 Financial Statements and Exhibits (d) Exhibits 99 Pro Forma Financial Information 104 Cover Page Interactive Data File (formatted as Inline XBRL) Forward-Looking Statements This Current Report on Form 8-K and the Exhibit attached hereto contain certain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These statements are based on management's current knowledge and estimates of factors affecting Meredith and its operations. Forward-looking statements can be identified by words such as may, should, expects, provides, anticipates, assumes, can, will, meets, could, likely, intends, might, predicts, seeks, would, believe, estimates, plans, continues, guidance or outlook, or variations of these words or similar expressions. Actual results may differ materially from those currently anticipated. Statements in this Current Report on Form 8-K and the Exhibit attached hereto that are forward-looking, including statements related to the proposed merger, distribution and spin-off and the timing of the transactions, are based on management's estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond the control of Meredith, Gray and NMG SpinCo. None of this information should be considered in isolation from, or as a substitute for, the historical financial statements or Meredith or Gray. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to: the timing to consummate the proposed transactions; the risk that a condition to closing of the proposed transactions may not be satisfied and the transactions may not close; the risk that a regulatory approval that may be required for the proposed transactions is delayed, is not obtained or is obtained subject to conditions that are not anticipated; management's ability to separate the national media business into an independent publicly-traded company; the diversion of management time on transaction-related issues; change in national and regional economic conditions; pricing fluctuations in advertising; changes in paper and postage prices; reliance on printing suppliers; changes in magazine circulation sales; industry consolidation; technological developments; and major world news events. For more discussion of important risk factors that may materially affect Meredith, Gray and NMG SpinCo, please see the risk factors contained in Gray's Annual Report on Form 10-K for its fiscal year ended December 31, 2020 and Meredith's Annual Report on Form 10-K for its fiscal year ended June 30, 2021, both of which are on file with the SEC. You should also read Meredith's Quarterly Report on Form 10-Q for the quarter ended September 30,

2021 and Gray's Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, which are also on file with the SEC. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of operations, financial condition or cash flows of Meredith, Gray and NMG SpinCo. None of Meredith, Gray or NMG SpinCo assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date. Additional Information and Where to Find It This communication is not a solicitation of a proxy from any shareholder of Meredith. In connection with the transactions contemplated by the Merger Agreement, Meredith has filed relevant materials with the SEC, including a definitive proxy statement. In addition, NMG SpinCo has filed a registration statement on Form 10 with respect to its common stock and class B common stock, which registration statement has not been declared effective by the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT MEREDITH, NMG SPINCO, GRAY, MERGER SUB AND THE MERGER AND SPIN-OFF. The proxy statement and Form 10, and other relevant materials, and any other documents filed by Meredith, NMG SpinCo and Gray with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. The documents filed by Meredith may also be obtained for free from the Meredith's Investor Relations web site (http://ir.meredith.com) or by directing a request to the Meredith's Shareholder/Financial Analyst contact, Mike Lovell, Executive Director Corporate Communications, at 515-284-3622. Participants in the Solicitation Meredith and Gray and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Meredith in connection with the merger and spin-off. Information about Gray's directors and executive officers is available in Gray's definitive proxy statement, dated March 25, 2021, for its 2021 annual meeting of shareholders. Information about Meredith's directors and executive officers is available in Meredith's definitive proxy statement, dated October 27, 2021, for its 2021 annual meeting of shareholders. Other information regarding the participants and description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement regarding the merger and spin-off that Meredith filed with the SEC on November 8, 2021 and Form 10 registration statement that NMG SpinCo filed with the SEC on November 9, 2021.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized. MEREDITH CORPORATION Registrant /s/ Jason Frierott Jason Frierott Chief Financial Officer (Principal Financial and Accounting Officer) Date: November 12, 2021

Unaudited Pro Forma Condensed Consolidated Financial Statements The following pro forma condensed financial statements reflect adjustments to Meredith’s historical financial information to depict the sale of its local media group segment (“LMG”) to a subsidiary of Gray, as contemplated by the Agreement and Plan of Merger (“Merger Agreement”), as amended June 2, 2021 and October 6, 2021, with Gray Television, Inc., a Georgia corporation, and Gray Hawkeye Stations, Inc., a Delaware corporation and wholly-owned subsidiary of Gray. This sale will be effected by (1) the Spin-Off, in which Meredith shareholders will receive interests in NMG SpinCo, which will hold Meredith's digital and magazine businesses, the MNI and PeopleTV businesses, and its corporate functions, followed immediately by (2) the Merger of Meredith, holding the assets of LMG, with a subsidiary of Gray (the “Transactions”). Capitalized terms not defined herein have the meanings ascribed to them in the Merger Agreement. The Transactions will be accounted for as a reverse spin-off, for reasons including that the legacy shareholders will continue to hold NMG SpinCo Capital Stock and not Meredith Common Stock or Meredith Class B Stock and that senior management will continue to manage NMG SpinCo and not Meredith. The resulting accounting treatment is as though LMG is spun off and acquired by Gray, to leave behind NMG SpinCo, comprising Meredith's digital and magazine businesses, the MNI and PeopleTV businesses, and its corporate functions, which is the reverse of the legal form of the Transactions. The pro forma condensed financial statements include the following pro forma adjustments to the historical financial information of Meredith: • Transaction Accounting Adjustments – Adjustments that reflect the application of required accounting for the Transactions as follows: ◦ in the pro forma condensed balance sheet, as though they occurred as of September 30, 2021; and ◦ in the pro forma condensed statements of earnings (loss), the effects of the above pro forma balance sheet adjustments assuming those adjustments were made as of July 1, 2020. ◦ Autonomous Entity Adjustments – Adjustments that are necessary to reflect the operations and financial position of NMG SpinCo as an autonomous entity. The pro forma condensed statements of earnings (loss) for the years ended June 30, 2020 and 2019 present LMG on a discontinued operations basis because that presentation is not yet required in the historical financial statements for those periods. The pro forma adjustments are based on factually supportable and available information and certain assumptions that management believes are reasonable. In the opinion of management, all necessary adjustments have been made in preparing the pro forma condensed financial statements. However, such adjustments are estimates and actual experience may differ from expectations. The pro forma condensed financial statements presented do not purport to represent what the results of operations or financial position of NMG SpinCo would actually have been had the Transactions occurred on the dates noted above, or to project the results of operations or financial position of NMG SpinCo for any future periods. The pro forma condensed balance sheet does not give effect to, for example, cash generated by or used in operations, or collection of long-term receivables, after September 30, 2021. The pro forma condensed financial statements have been derived from the historical audited consolidated financial statements of Meredith included in its Annual Report on Form 10-K for the year ended June 30, 2021, and from the historical unaudited condensed consolidated financial statements of Meredith included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021. The pro forma condensed financial statements should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and the historical financial statements and related notes thereto of Meredith Corporation included in its Annual Report on Form 10-K for the year ended June 30, 2021 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021. Exhibit 99 1

Meredith Corporation
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2021

Assets	(a) As Originally Reported	Transaction Accounting Adjustments (b) Separation Adjustments	(c) Other		Pro Forma
(In millions)					
Current assets					
Cash and cash equivalents	$ 269.0	$ (0.3)	$ (877.0)	(1)	$ 48.1
			695.0	(2)	
			(38.6)	(3)	
Accounts receivable, net	501.3	(134.8)	—		366.5
Inventories	29.7	—	—		29.7
Current portion of subscription acquisition costs	226.2	—	—		226.2
Other current assets	58.0	(17.3)	—		40.7
Total current assets	1,084.2	(152.4)	(220.6)		711.2
Property, plant, and equipment	865.9	(337.2)	—		528.7
Less accumulated depreciation	(518.8)	223.7	—		(295.1)
Net property, plant, and equipment	347.1	(113.5)	—		233.6
Operating lease assets	364.3	(20.1)	—		344.2
Subscription acquisition costs	178.5	—	—		178.5
Other assets	264.8	(9.7)	(2.3)	(2)	259.3
			6.5	(2)	
Intangible assets, net	1,545.2	(717.2)	—		828.0
Goodwill	1,719.2	(81.4)	—		1,637.8
Total assets	$ 5,503.3	$ (1,094.3)	$ (216.4)		$ 4,192.6

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

2

Meredith Corporation
Unaudited Pro Forma Condensed Consolidated Balance Sheet *(continued)*
As of September 30, 2021

			Transaction Accounting Adjustments				
Liabilities and Shareholders' Equity		**(a) As Originally Reported**	**(b) Separation Adjustments**	**(c) Other**			**Pro Forma**
(In millions except per share data)							
Current liabilities							
Current portion of long-term debt	$	4.1	$ —	$ (4.1)	(1)	$	18.1
				18.1	(2)		
Current portion of operating lease liabilities		36.5	(2.0)	—			34.5
Accounts payable		195.1	(26.7)	—			168.4
Accrued expenses and other liabilities		140.5	(60.3)	66.9	(4)		147.1
Current portion of unearned revenues		401.3	(5.3)	—			396.0
Total current liabilities		777.5	(94.3)	80.9			764.1
Long-term debt		2,743.5	—	(2,743.5)	(1)		683.4
				683.4	(2)		
Operating lease liabilities		425.0	(18.3)	—			406.7
Unearned revenues		215.6	—	—			215.6
Deferred income taxes		462.4	—	(66.9)	(4)		395.5
Other noncurrent liabilities		198.8	(8.8)	—			190.0
Total liabilities		4,822.8	(121.4)	(2,046.1)			2,655.3
Shareholders' equity							
Series preferred stock, par value $1 per share		—	—	—			—
Common stock, par value $1 per share		40.7	—	—			40.7
Class B stock, par value $1 per share, convertible to common stock		5.1	—	—			5.1
Additional paid-in capital		185.7	—	7.8	(5)		193.5
Retained earnings		531.1	(971.2)	1,680.8	(3)		1,381.8
				972.9	(3)		
				(824.0)	(3)		
				(7.8)	(5)		
Accumulated other comprehensive loss		(82.1)	(1.7)	—			(83.8)
Total shareholders' equity		680.5	(972.9)	1,829.7			1,537.3
Total liabilities and shareholders' equity	$	5,503.3	$ (1,094.3)	$ (216.4)		$	4,192.6

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

3

Meredith Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Earnings
Three Months Ended September 30, 2021

(In millions except per share data)	(a) As Originally Reported	Transaction Accounting Adjustments (b) Separation Adjustments	(c) Other		(d) Autonomous Entity Adjustments	Pro Forma
Revenues						
Advertising related	$ 338.2	$ (81.6)	$ —		$ —	$ 256.6
Consumer related	345.9	(96.8)	—		—	249.1
Other	24.5	(3.7)	—		—	20.8
Total revenues	708.6	(182.1)	—		—	526.5
Operating expenses						
Production, distribution, and editorial	266.4	(95.4)	—		—	171.0
Selling, general, and administrative	319.0	(36.5)	(4.1)	(6)	3.2	281.6
Acquisition, disposition, and restructuring related activities	18.4	—	—		—	18.4
Depreciation and amortization	28.8	(6.6)	—		—	22.2
Total operating expenses	632.6	(138.5)	(4.1)		3.2	493.2
Income from operations	76.0	(43.6)	4.1		(3.2)	33.3
Non-operating income, net	1.5	(0.3)	—		—	1.2
Interest expense, net	(38.3)	—	27.1	(2)	—	(11.2)
Earnings from continuing operations before income taxes	39.2	(43.9)	31.2		(3.2)	23.3
Income tax expense	(14.4)	11.2	(8.0)	(7)	0.8	(10.4)
Earnings from continuing operations	$ 24.8	$ (32.7)	$ 23.2		$ (2.4)	$ 12.9
Earnings from continuing operations attributable to common shareholders	$ 24.3	$ (32.7)	$ 23.2 0.3	 (8)	$ (2.4)	$ 12.7
Basic earnings per share attributable to common shareholders						
Continuing operations	$ 0.52					$ 0.27
Basic average common shares outstanding	46.5					46.5
Diluted earnings per share attributable to common shareholders						
Continuing operations	$ 0.51					$ 0.27
Diluted average common shares outstanding	47.2					47.1

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

4

Meredith Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Earnings
Year Ended June 30, 2021

(In millions except per share data)	(e) As Originally Reported	Transaction Accounting Adjustments (b) Separation Adjustments	(c) Other		(d) Autonomous Entity Adjustments	Pro Forma
Revenues						
Advertising related	$ 1,525.6	$ (475.9)	$ —		$ —	$ 1,049.7
Consumer related	1,370.6	(377.8)	—		—	992.8
Other	81.2	(14.9)	—		—	66.3
Total revenues	2,977.4	(868.6)	—		—	2,108.8
Operating expenses						
Production, distribution, and editorial	1,024.5	(362.4)	—		—	662.1
Selling, general, and administrative	1,278.3	(161.6)	7.8 (6.7)	(5) (6)	10.8	1,128.6
Acquisition, disposition, and restructuring related activities	(49.8)	(7.3)	—		—	(57.1)
Depreciation and amortization	163.0	(28.6)	—		—	134.4
Total operating expenses	2,416.0	(559.9)	1.1		10.8	1,868.0
Income from operations	561.4	(308.7)	(1.1)		(10.8)	240.8
Non-operating income, net	10.8	(1.0)	—		0.4	10.2
Interest expense, net	(178.6)	0.2	24.8	(2)	—	(153.6)
Earnings from continuing operations before income taxes	393.6	(309.5)	23.7		(10.4)	97.4
Income tax expense	(87.0)	78.9	(6.0)	(7)	2.6	(11.5)
Earnings from continuing operations	$ 306.6	$ (230.6)	$ 17.7		$ (7.8)	$ 85.9
Earnings from continuing operations attributable to common shareholders	$ 291.4	$ (230.6)	$ 17.7 11.3	(8)	$ (7.8)	$ 82.0
Basic earnings per share attributable to common shareholders						
Continuing operations	$ 6.31					$ 1.77
Basic average common shares outstanding	46.2					46.2
Diluted earnings per share attributable to common shareholders						
Continuing operations	$ 6.27					$ 1.76
Diluted average common shares outstanding	46.5					46.4

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

5

Meredith Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Loss
Year Ended June 30, 2020

(In millions except per share data)	(e) As Originally Reported	(f) Reclassification Adjustments	Pro Forma
Revenues			
Advertising related	$ 1,399.0	$ (330.5)	$ 1,068.5
Consumer related	1,348.7	(347.9)	1,000.8
Other	100.9	(13.5)	87.4
Total revenues	2,848.6	(691.9)	2,156.7
Operating expenses			
Production, distribution, and editorial	1,047.6	(342.9)	704.7
Selling, general, and administrative	1,259.1	(145.6)	1,113.5
Acquisition, disposition, and restructuring related activities	26.8	(2.3)	24.5
Depreciation and amortization	219.9	(34.3)	185.6
Impairment of goodwill and other long-lived assets	389.3	(22.3)	367.0
Total operating expenses	2,942.7	(547.4)	2,395.3
Loss from operations	(94.1)	(144.5)	(238.6)
Non-operating expense, net	(1.3)	(1.0)	(2.3)
Interest expense, net	(145.8)	1.3	(144.5)
Loss from continuing operations before income taxes	(241.2)	(144.2)	(385.4)
Income tax benefit	32.2	36.8	69.0
Loss from continuing operations	$ (209.0)	$ (107.4)	$ (316.4)
Loss from continuing operations attributable to common shareholders	$ (450.7)	$ (107.4)	$ (558.1)
Basic loss per share attributable to common shareholders			
Continuing operations	$ (9.85)		$ (12.21)
Basic average common shares outstanding	45.7		45.7
Diluted loss per share attributable to common shareholders			
Continuing operations	$ (9.85)		$ (12.21)
Diluted average common shares outstanding	45.7		45.7

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

6

Meredith Corporation Unaudited Pro Forma Condensed Consolidated Statement of Earnings (Loss) Year Ended June 30, 2019 (In millions except per share data) (e) As Originally Reported (f) Reclassification Adjustments Pro Forma Revenues Advertising related .................................................................................... $ 1,686.6 $ (449.4) $ 1,237.2 Consumer related ....................................................................................... 1,416.8 (316.5) 1,100.3 Other .......................................................................................................... 85.1 (9.1) 76.0 Total revenues ........................................................................................... 3,188.5 (775.0) 2,413.5 Operating expenses ................................................................................ Production, distribution, and editorial ....................................................... 1,161.2 (320.7) 840.5 Selling, general, and administrative .......................................................... 1,350.0 (149.2) 1,200.8 Acquisition, disposition, and restructuring related activities .................... 100.9 (1.0) 99.9 Depreciation and amortization .................................................................. 247.6 (32.1) 215.5 Impairment of goodwill and other long-lived assets ................................. 41.8 — 41.8 Total operating expenses ........................................................................... 2,901.5 (503.0) 2,398.5 Income from operations ......................................................................... 287.0 (272.0) 15.0 Non-operating income, net ........................................................................ 24.2 (2.1) 22.1 Interest expense, net .................................................................................. (170.6) — (170.6) Earnings (loss) from continuing operations before income taxes ............. 140.6 (274.1) (133.5) Income tax benefit (expense) .................................................................... (11.5) 69.9 58.4 Earnings (loss) from continuing operations .......................................... $ 129.1 $ (204.2) $ (75.1) Earnings (loss) from continuing operations attributable to common shareholders ........................................................................................ $ 50.8 $ (204.2) $ (153.4) Basic earnings (loss) per share attributable to common shareholders Continuing operations ............................................................................... $ 1.12 $ (3.39) Basic average common shares outstanding ............................................... 45.3 45.3 Diluted earnings (loss) per share attributable to common shareholders Continuing operations ............................................................................... $ 1.12 $ (3.39) Diluted average common shares outstanding ............................................ 45.5 45.3 See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements 7

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

a. Amounts as originally reported by Meredith in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

b. Represents the elimination of the net assets and results of LMG, net of PeopleTV and MNI, both of which were historically reported under that segment but will be retained by NMG SpinCo in connection with the Transactions, together with certain other associated net assets that will be transferred in the Transactions.

c. Other transaction-related pro forma adjustments are as follows:

   1. NMG SpinCo is required to make a cash payment of an amount that will result in the net debt (calculated as outstanding principal plus debt breakage fees minus LMG cash on hand to be transferred in the Transactions to Gray) being equal to $1,950.0 million, as adjusted for Meredith equity awards retired or issued prior to closing and as may be further adjusted downward for unpaid expenses incurred by Meredith. The cash payment depicted in the pro forma condensed financial statements is calculated as set forth below:

(In millions)				
Carrying value of long-term debt at September 30, 2021				
Current portion of long-term debt	$	4.1		
Long-term debt		2,743.5		
Total long-term debt			$	2,747.6
Unamortized discount and debt issuance costs relating to debt repaid in connection with the Transactions				42.7
Debt breakage fees				63.0
Pro forma closing net debt amount				2,853.3
Adjusted target net debt				
Target net debt		1,950.0		
Adjustment for warrants redemption (1)		26.0		
less: Adjusted target net debt				(1,976.0)
Debt repaid with NMG SpinCo cash				877.3
Adjustment for LMG cash on hand at September 30, 2021				(0.3)
Net cash payment required (2)			$	877.0

(1) This adjustment results from a June 30, 2021 payment by Meredith of $67.0 million to redeem warrants to purchase up to 1,625,000 shares of Meredith Common Stock.

(2) The amount of the actual net cash payment required is dependent on factors including actual total long-term debt at the date of the closing of the Transactions. In addition, pursuant to the Consent Agreement, if the closing of the Transactions occurs but does not occur on or before December 1, 2021, then for each day thereafter until the closing, the target net debt amount will be reduced (and as a result, the net cash payment required will be increased) by $725,000, subject to certain limitations set forth in the Consent Agreement.

8

2. Represents the impact of new debt facilities entered into by NMG SpinCo, as follows:

	Pro forma outstanding as of September 30, 2021 (In millions)				Pro forma interest expense[2] (In millions)	
Facility	Principal balance	Unamortized debt issuance costs	Carrying value	Interest terms[1]	Three months ended September 30, 2021	Year ended June 30, 2021
$725 million term loan	$ 725.0	$ (23.5)	$ 701.5	L+5.25%[3]	$ 10.9	$ 44.3
$200 million revolving credit facility	—	(6.5)	(6.5)	L+5.25%	0.3	1.3
Total long-term debt	725.0	(30.0)	695.0		$ 11.2	$ 45.6
Reclass revolver debt issuance costs [4]	—	6.5	6.5			
Current portion of long-term debt	(18.1)	—	(18.1)			
Long-term debt	$ 706.9	$ (23.5)	$ 683.4			

(1) L is an abbreviation for London Interbank Offered Rate ("LIBOR")
(2) Includes amortization of deferred debt issuance costs
(3) LIBOR subject to a floor of 0.50%
(4) Debt issuance costs associated with the revolving credit facility will be capitalized as an asset and accordingly are excluded from the calculation of long-term debt.

The extent to which the revolving credit facility is funded at closing will be dependent on the amount of the required cash payment described in note (1) above and available cash on hand as of that date, which will be impacted by factors including cash flows generated from or used in operations and collections of long-term receivables prior to closing. On a pro forma basis, giving consideration to historical cash on hand as of September 30, 2021, no funding of the revolving credit facility is required.

Pro forma adjustments to interest expense are calculated as follows:

(In millions)	Three months ended September 30, 2021	Year ended June 30, 2021
Interest expense on historical debt facilities	$ (38.3)	$ (178.4)
Interest expense on new debt facilities	11.2	45.6
Debt breakage fees	—	63.0
Acceleration of amortization of debt issuance costs relating to debt repaid in connection with the Transactions	—	42.7
Acceleration of amortization of debt issuance costs relating to terminated revolving credit facility ($0 outstanding)	—	2.3
Net interest expense adjustment	$ (27.1)	$ (24.8)

As a consequence of the interest rate floor of the $725 million term loan and the absence of outstanding principal on the $200 million revolving credit facility, a 1/8% increase or decrease in LIBOR would have no impact on interest expense.

9

3. The gain on disposal is calculated as follows:

(In millions)

Cash distribution to shareholders based on merger consideration of $16.99 per share – See below		$	824.0
Adjusted target net debt satisfied by Gray			1,976.0
Net consideration			2,800.0
LMG cash on hand sent to Gray in Transactions			0.3
Net assets disposed of			
Assets	1,094.3		
Liabilities	(121.4)		
Less: Net assets disposed of			(972.9)
Unamortized discount and debt issuance costs			(45.0)
Debt breakage fees			(63.0)
Other transaction-related expenses			
Estimated transaction fees[1]	(32.0)		
Settlement of share-based awards[2]	(6.6)		
Total other transaction-related expenses			(38.6)
Pro forma gain on disposal		$	1,680.8

(1) Transaction fees do not include advisor fees that are not contingent upon consummation of the Transactions
(2) Amounts paid out for share-based compensation related to unvested NMG SpinCo awards held by LMG employees

As a result of the legal form of the Transactions, it is anticipated that the gain on disposal will not result in incremental corporate income tax expense. Accordingly, the pro forma gain on sale has not been reduced by an income tax charge.

The number of shares expected to be entitled to merger consideration and the total cash distribution to shareholders are set forth below:

(In millions except per share data)

Total shares to receive merger consideration		
Common stock, par value $1 per share		40.7
Class B stock, par value $1 per share, convertible to common stock		5.1
Restricted stock issued under historical share-based compensation plans		1.8
Stock options issued under historical share-based compensation plans [1]		0.8
Other equity instruments issued under historical share-based compensation plans		0.1
Total number of shares		48.5
Total cash distribution to shareholders at $16.99 per share	$	824.0

(1) Stock options count calculated using treasury stock method

4. Represents the establishment of a $66.9 million income tax payable related to unearned magazine subscription revenue for which income taxes become payable as a result of the change in control that occurs upon the consummation of the Transactions. A corresponding deferred tax asset (recognized as a reduction of the net deferred tax liability) also is recognized due to the fact that related subscription revenue, and resulting income tax expense, are not recognized in the statements of earnings until magazine issues are subsequently delivered to subscribers.

5. Represents the one-time effect of acceleration of share-based compensation expense for employees remaining with NMG SpinCo related to the LMG portion of historical Meredith awards being canceled and paid out.

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6. Represents pro forma reduction of ongoing share-based compensation expense for employees remaining with NMG SpinCo after consummation of the Transactions. The pro forma reduction of expense results from the cancelation of the LMG portion of historical Meredith awards discussed in note (5). 7. Represents income tax effects of all required adjustments using the Meredith’s statutory rate of 25.5% during the periods presented. 8. Represents the impact on earnings attributable to common shareholders of the settlement of share-based compensation awards of LMG employees. d. Represents incremental costs that, in the absence of action to avoid such costs (i.e., management’s intent to implement cost-savings initiatives to reduce the corporate burden on the business), would be expected to be incurred by NMG SpinCo as a standalone entity. The expenses include selling, general, and administrative corporate costs of Meredith that were historically allocated to LMG. Adjustments specifically include amounts related to IT and administrative services, as well as other corporate costs. e. Amounts as originally reported by Meredith in its Annual Report on Form 10-K for the year ended June 30, 2021. f. Represents the elimination from continuing operations of the results of LMG, net of PeopleTV and MNI, both of which were historically reported under that segment, but will be transferred to NMG immediately prior to the Transactions. As LMG is being disposed of in a spin-off transaction rather than by sale, those operations are not yet required to be presented as discontinued operations in the historical financial statements and accordingly are reclassified herein on a pro forma basis. 11